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                                                                   EXHIBIT 99.12

INDEPENDENT AUDITORS' REPORT

The Partners
EquiStar Hotel Investors, L.P.:

    We have audited the accompanying statements of operations and cash flows of the Arlington Hilton (the "Hotel") for the period from January 1, 1996 to April 17, 1996 (date of acquisition by EquiStar Hotel Investors, L.P.) and the years ended December 31, 1995, 1994 and 1993. These financial statements are the responsibility of the Hotel's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the results of the Arlington Hilton's operations and its cash flows for the period from January 1, 1996 to April 17, 1996 and the years ended December 31, 1995, 1994 and 1993, in conformity with generally accepted accounting principles.

                                                           KPMG Peat Marwick LLP

Washington, D.C.
July 18, 1996

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ARLINGTON HILTON
STATEMENTS OF OPERATIONS
FOR THE PERIOD FROM JANUARY 1, 1996 TO APRIL 17, 1996
(DATE OF ACQUISITION BY EQUISTAR HOTEL INVESTORS, L.P.) AND
THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                                   1996         1995        1994        1993
                                                               ------------  ----------  ----------  ----------
Revenue:
  Rooms......................................................  $  1,907,168   6,309,256   5,875,281   5,453,149
  Food and beverage..........................................       824,816   2,846,102   2,755,550   2,708,330
  Other operating departments................................       195,137     639,420     505,739     553,640
                                                               ------------  ----------  ----------  ----------
                                                                  2,927,121   9,794,778   9,136,570   8,715,119
                                                               ------------  ----------  ----------  ----------
Operating costs and expenses:
  Rooms......................................................       420,844   1,526,054   1,361,027   1,342,080
  Food and beverage..........................................       654,451   2,225,510   2,072,864   2,137,821
  Other operating departments................................       115,854     351,577     301,793     276,276
Undistributed operating expenses:
  Administrative and general.................................       250,896   1,044,680   1,347,488   1,252,493
  Sales and marketing........................................       195,671     646,496     510,261     501,991
  Management fees............................................        87,814     313,579      90,998      86,165
  Property operating costs...................................       296,643   1,004,445     871,365   1,006,770
  Property taxes, insurance and other........................       160,884     645,504     479,755     475,144
  Depreciation and amortization..............................       242,528     823,414     794,256     794,600
  Interest expense...........................................            --     257,494     927,325     337,114
                                                               ------------  ----------  ----------  ----------
                                                                  2,425,585   8,838,753   8,757,132   8,210,454
                                                               ------------  ----------  ----------  ----------
Net income...................................................  $    501,536     956,025     379,438     504,665
                                                               ------------  ----------  ----------  ----------
                                                               ------------  ----------  ----------  ----------

See accompanying notes to financial statements.

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ARLINGTON HILTON
STATEMENTS OF CASH FLOWS
FOR THE PERIOD FROM JANUARY 1, 1996 TO APRIL 17, 1996
(DATE OF ACQUISITION BY EQUISTAR HOTEL INVESTORS, L.P.)
AND THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                                 1996          1995         1994        1993
                                                             ------------  ------------  ----------  -----------
Cash flows from operating activities:
  Net income...............................................  $    501,536       956,025     379,438      504,665
  Adjustments to reconcile net income to cash provided by
    operating activities:
      Depreciation and amortization........................       242,528       823,414     794,256      794,600
      Interest added to loan payable to General Partner....            --            --      18,777       13,482
      Decrease (increase) in accounts receivable...........      (107,923)       41,059      (9,969)      47,634
      Decrease (increase) in inventory and other assets....       (90,676)      110,942     (17,697)       6,803
      Decrease (increase) in restricted funds..............            --       215,868     477,431      (44,462)
      Increase (decrease) in accounts payable and accrued
        expenses...........................................       120,770    (1,027,915)    284,120      231,758
                                                             ------------  ------------  ----------  -----------
  Total adjustments........................................       164,699       163,368   1,546,918    1,049,815
                                                             ------------  ------------  ----------  -----------
Net cash provided by operating activities..................       666,235     1,119,393   1,926,356    1,554,480
                                                             ------------  ------------  ----------  -----------
Cash flows used by investing activities--purchase of
  furniture and equipment..................................       (15,499)     (660,359)   (232,583)    (178,368)
                                                             ------------  ------------  ----------  -----------
Cash flows from financing activities:
  Principal payments on capital lease obligations..........       (13,442)      (41,262)    (36,415)     (27,314)
  Repayments of note payable...............................            --            --    (357,390)  (1,532,401)
  Capital distribution.....................................            --    (1,232,055)         --           --
                                                             ------------  ------------  ----------  -----------
Net cash used by financing activities......................       (13,442)   (1,273,317)   (393,805)  (1,559,715)
                                                             ------------  ------------  ----------  -----------
Net increase (decrease) in cash and cash equivalents.......       637,294      (814,283)  1,299,968     (183,603)
Cash and cash equivalents at beginning of period...........       946,895     1,761,178     461,210      644,813
                                                             ------------  ------------  ----------  -----------
Cash and cash equivalents at end of period.................  $  1,584,189       946,895   1,761,178      461,210
                                                             ------------  ------------  ----------  -----------
                                                             ------------  ------------  ----------  -----------
Supplemental disclosure of cash flow information:
  Cash paid for interest...................................  $      2,570        13,612      18,459      337,114
  Additions to property and equipment through capital
    leases.................................................            --            --          --      101,765
  Conversion of notes payable to equity....................            --    19,338,404          --           --
                                                             ------------  ------------  ----------  -----------
                                                             ------------  ------------  ----------  -----------

See accompanying notes to financial statements.

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ARLINGTON HILTON
Notes to Financial Statements
For the period from January 1, 1996 to April 17, 1996 (date of acquisition by EquiStar Hotel Investors, L.P.) and the years ended December 31, 1995, 1994 and 1993

(1) ORGANIZATION

    The Arlington Hilton (the "Hotel") is located near the Dallas/Fort Worth Airport, adjacent to Six Flags over Texas theme park. The Hotel opened in 1984. The Hotel has 310 rooms, one restaurant, one nightclub/bar, meeting facilities for up to 400, a business center, an indoor/outdoor pool and a fitness center.

    Until March 7, 1995, the Hotel was owned by Hotel Associates of Arlington Limited Partnership ("Hotel Associates"). On March 7, 1995, the Hotel was conveyed through bankruptcy to the holders of the note, Arlington Hotel Investors, LTD ("Arlington Investors").

    The Hotel was sold on April 17, 1996 to EquiStar for a purchase price of $18,200,000.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION

    The accounts of the Hotel were included in the financial records of its various owners until the Hotel was sold to EquiStar. The accompanying statements of operations and cash flows include the accounts of the Hotel only, as if it were a separate legal entity, and have been prepared using the accrual basis of accounting.

    BAD DEBT EXPENSE

    Bad debt expense is accounted for using the allowance method. Management reviews the aging of accounts receivables and other current information on debtors to establish an allowance for doubtful accounts. Write-offs occur when management deems a receivable uncollectible.

    REVENUE

    Revenue is earned primarily through the operations of the Hotel and recognized when earned.

    INCOME TAXES

    The financial statements contain no provision for federal income taxes since the Hotel was owned by a partnership and, therefore, all federal income tax liabilities were passed through to the individual partners in accordance with the partnership agreement and the Internal Revenue Code.

    USE OF ESTIMATES

    Management has made a number of estimates and assumptions to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

    DEPRECIATION

    Depreciation is computed on the cost of the hotel property and equipment using the straight-line method over 25 years for building and building improvements, and five years for furniture and equipment.

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ARLINGTON HILTON
NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

(3) RELATED-PARTY TRANSACTIONS

    Prior to March 7, 1995 (the date the lenders took possession of the Hotel), the Hotel was managed by Capitol Hotel Group, Inc. ("CHG"), an affiliate of the owners, for a 1% management fee based on gross revenues. For the period from March 7, 1995 through April 17, 1996 (date of acquisition by EquiStar), the Hotel was managed by DePalma Hotel Corporation, an affiliate of the lenders, for a 3% management fee based on gross revenues.

    Upon foreclosure on the property, the loan and all related accrued interest payable to the general partner of Hotel Associates were converted to equity in the statement of partners' capital.

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